UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 27, 2012

(Date of earliest event reported)

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction

of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

(412) 893-0026

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of RTI International Metals, Inc. (the “Company”) approved the design of its annual non-equity incentive compensation plan (the “Plan”) for 2012 with respect to the Company’s executive officers. The Committee also set applicable targets for the metrics used.

Incentive payments to executive officers under the Plan will be primarily based on pre-established targets for three key financial metrics: operating income; return on invested capital; and managed working capital as a percentage of sales. In addition, pre-established team and individual personal objectives in support of the Company’s overall corporate strategy were established and will also be a component of the Plan.

Each of the three financial metrics is equally weighted at 25% for the Company’s Chief Executive Officer and 20% for the Company’s other executive officers, with the team and individual personal objectives comprising the remaining 25% for the Company’s Chief Executive Officer and 40% for the other executive officers.

The performance range around each financial performance goal varies, with a threshold performance level set at 50% of target (105% in the case of managed working capital as a percentage of sales), and maximum performance set at 150% of target (95% for managed working capital as a percentage of sales). Award payout ranges for the executive officers range from zero, if the threshold level of actual performance relating to the financial, team and personal performance objectives are not achieved, to twice the target award level for maximum performance; however, the Plan provides that in no event will a payout in excess of 150% of target be paid unless the Committee makes a determination that management’s performance was extraordinary and significant shareholder value was created. Payouts are made in cash following review and certification of performance results by the Committee.

The shared short-term team objectives and individual objectives were established to address various aspects of the Company’s strategic operations and business that the Board of Directors has determined are key areas for the Company’s continued growth and development. In evaluating each team and individual personal objective, credit would be determined as follows: 0% for not meeting the objective, 50% for threshold performance, 75% for above threshold performance, 100% for achieving the objective, 150% for partially exceeding the objective, and 200% for maximum performance. The aggregate scores are then divided by the number of individual goals to arrive at an average score for the individual performance component. The average score is then multiplied by the individual performance weighting and added to the weighted average score for the corporate component.

In all circumstances, the Committee has the ability to exercise negative discretion under the Plan to grant awards at levels lower than that contemplated by the Plan’s formula as discussed. In addition, the Committee will adjust the Plan if necessary for items such as unplanned or unintended gains or losses or extraordinary events, unplanned events that impact results that fall outside of the control of management, or changes in accounting standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: February 2, 2012	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	Vice President & General Counsel